(Exhibit 10s)

AGREEMENT



This AGREEMENT ("Agreement") effective as of the 1st day of February, 1999, by and between UNIFI, INC., a New York corporation, with its executive offices in Greensboro, North Carolina, (hereinafter referred to as "UNIFI" or "Company"), and JERRY W. ELLER, of Yadkin County, North Carolina, (hereinafter referred to as "MR. ELLER");

                                 R E C I T A L:

WHEREAS, MR. ELLER has been a director since 1985 and an executive officer of UNIFI since 1981, and has headed up the designing and building of the Company's plants and additions thereto, the installation, maintenance and operation of the equipment, and other essential areas in relation to the manufacturing of the Company's products, both domestic and international, and at the present time is an Executive Vice President and a member of the Board of Directors; and

WHEREAS, MR. ELLER desires to reduce his workload and has discussed the matter with management and management, realizing the expertise and ability of MR. ELLER in the aforementioned areas, as well as the operations of UNIFI in general, deem it in the best interest of UNIFI that MR. ELLER remain in its employment;

NOW, THEREFORE, in consideration of these presents and the mutual agreements herein contained and intending to be legally bound thereby, the parties agree as follows:

This Agreement, under Part A, covers the terms and conditions of MR. ELLER's continued employment and, under Part B, sets out the conditions of UNIFI, its successors and assigns, and MR. ELLER and his estate, as the case may be, upon termination of MR. ELLER's employment with the Company (severance or retirement), and Part C sets forth general provisions that apply to both MR. ELLER's continued employment and retirement, and upon execution of this Agreement, the provisions of Part A, Part B and Part C shall be legally binding on UNIFI, its successors and assigns, and MR. ELLER and his estate.

                               PART A. EMPLOYMENT

Section 1. Employment - UNIFI hereby continues the employment of MR. ELLER and MR. ELLER does hereby accept continued employment in an executive officer's capacity, with such title as the Board of Directors may designate from time to time.

Section 2. Term of Employment -

 (A) Term - The term of MR. ELLER's employment shall be for a period of two (2) years, commencing on the first day of February, 1999, and terminating on February 1, 2001 ("Termination Date"), unless earlier terminated as hereinafter provided in this Part A.

(B) Acceleration - MR. ELLER's termination of employment with UNIFI can be accelerated by MR. ELLER and UNIFI mutually consenting to the acceleration of said Termination Date to such earlier date as agreed upon.

Section 3. Duties - MR. ELLER, during the continuation of his employment, shall have such duties as assigned to him by the Chief Executive Officer and/or the President and Chief Operating Officer in the areas of operation and management in which he is presently engaged, or such duties as might be assigned to him by the Board of Directors of UNIFI.

Section 4. Consideration - For services rendered by MR. ELLER during the term of his continued employment, UNIFI agrees to pay to MR. ELLER the same base salary he is receiving as of the date of this Agreement, subject to being changed from time to time by the Board of Directors, payable in installments in the same frequency as other executive officers are paid, plus such additional compensation and bonuses as may be awarded from time to time to MR. ELLER by the Board of Directors.

Section 5. Fringe Benefits - This Agreement is not intended to and shall not be deemed in lieu of any rights, benefits, and privileges to which MR. ELLER may be entitled to as an employee of the Company under any retirement, profit sharing, insurance, hospitalization or other plans which may now be in effect or which may hereafter be adopted, it being understood that MR. ELLER shall have the same rights and privileges to participate in any such plans and benefits provided for other executive officers or key employees of UNIFI during this period of employment.


MR. ELLER during the term of his employment shall be entitled to any other benefits he was receiving as an employee and executive officer of the Company prior to the effective date of this Agreement. Provided, however, MR. ELLER agrees that he will not be entitled to and waives his right to share in the contributions, if any, made to the Unifi, Inc. Profit Sharing Plan and Trust ("the Plan") for the fiscal year in which his employment terminates. MR. ELLER hereby agrees to indemnify and hold harmless UNIFI, its directors, officers and employees, as well the Plan, for any amounts that may be assessed against each and every one of the foregoing for his not sharing in such contribution, if any, as made to the Plan for fiscal year ended the year in which his employment terminates.

Section 6. Disability and Death - In the event MR. ELLER becomes permanently disabled as that term is defined in the Company's group disability insurance policy covering MR. ELLER, or dies ("disability or death date") prior to February 1, 2001, or the agreed upon date provided for in paragraph (B) of
Section 2 above, the date of disability or death shall be the Termination Date of MR. ELLER's employment with the Company.

Section 7. Option Grants - Regarding option grants:

(A) MR. ELLER was granted options under the Unifi, Inc. 1992 Incentive Stock Option Plan and the Unifi, Inc. 1996 Incentive Stock Option Plan. Stock option agreements dated 10/27/92, 10/21/93, 9/22/94, 4/18/95, and 10/22/98 were entered into in relation to the respective stock option grants. All options which have not been exercised shall be canceled and the respective stock option agreements terminated. New stock options will be granted to MR. ELLER under the Unifi, Inc. 1996 Non-Qualified Stock Option Plan for the number of unexercised shares, at the purchase price per share, and terminating as set forth in the above-referenced respective incentive stock option agreements, a copy of the new Non-Qualified Stock Option Agreement being attached hereto as Exhibit "A".

(B) MR. ELLER was previously granted stock options under the Unifi, Inc. 1996 Non-Qualified Stock Option Plan and stock option agreements were entered into with respect to said grants. The stock option agreements will be amended, with a copy of said amendments being attached hereto as Exhibits "B-1" and "B-2".

                               PART B.  RETIREMENT

Section 1. Retirement - The parties hereto agree that upon the termination of MR. ELLER's employment, as provided in Part A of this Agreement, the provisions of this Part B are activated upon the Termination Date.

Section 2. Consideration - UNIFI agrees to pay MR. ELLER the following amounts:

(A) The sum of One Hundred Twenty-Six Thousand Dollars and No/100 ($126,000.00) within ten (10) days after termination of his employment with UNIFI, to wit:
February 1, 2001 or such earlier date as provided for in Part A above. This amount shall be paid by check to MR. ELLER or wired to such account as MR. ELLER directs from time to time. This payment will be subject to all applicable federal and state taxes.


(B) In addition to the payment provided for under (A) above, UNIFI shall pay to MR. ELLER the sum of One Million One Hundred Sixty Thousand Dollars and No/100 ($1,160,000.00). This amount shall be paid in thirty-six (36) equal monthly installments of $32,222.22 each on UNIFI's regular salaried payroll dates, with the first monthly installment being due and payable on February 1, 2001, or the first day of the month in which MR. ELLER's employment is terminated, as provided in Part A of this Agreement, and a like installment being due and payable on the same date of each calendar month thereafter, until the sum of $1,160,000.00 has been paid in full. These payments will be subject to all applicable federal and state taxes.

Section 3. Medical and Dental Insurance - UNIFI will continue to provide MR. ELLER medical and dental coverage similar to medical and dental coverage provided regular employees covered by the terms of the Unifi, Inc. Employee Welfare Benefit Plan until the earliest to occur of the last day of the month in which MR. ELLER attains the age of sixty-five (65) years or obtains employment with another company. MR. ELLER shall be eligible to continue to receive medical and dental benefits in order that he may obtain coverage for himself and for his Dependents, as the term "Dependents" is defined in the Medical Plan, and so that the following shall apply to coverage of MR. ELLER and his Dependents:

(A) As a condition of coverage of MR. ELLER, he must pay for each month of coverage an amount equal to the premium paid for such month by an active employee for coverage under the Medical Plan. During the time when the Severance Payment installments are being made, such premiums shall be paid by deductions from such installments unless UNIFI in its sole discretion agrees otherwise. Thereafter, such premiums shall be due on the first day of the month to which they apply, and the medical and dental coverage shall be terminated unless such premiums are received when due, without any grace period.

(B) As a condition of coverage of a Dependent, MR. ELLER must pay for each month of coverage an amount equal to the premium paid for such month by any active employee for coverage of a Dependent under the Medical Plan. During the time when the Severance Payment installments are being made, such premiums shall be paid by deductions from such installments unless UNIFI in its sole discretion agrees otherwise. Thereafter, such premiums shall be due on the first day of the month to which they apply, and the medical and dental coverage shall be terminated unless such premiums are received when due, without any grace period.


(C) The terms of medical and dental coverage for MR. ELLER and his Dependents at any given time shall be the terms applicable to active employees and their Dependents at such time. It is explicitly understood and agreed that any amendments to or alteration of the Medical Plan (including any amendment terminating the Medical Plan) may be applicable to MR. ELLER and his Dependents without regard to whether the amendment or alteration was adopted or made before or after the Effective Date, and/or the date MR. ELLER entered into this Agreement and/or chose not to revoke this Agreement. It is explicitly understood and agreed that a Dependent will lose medical and dental coverage as of the first day of the month next following MR. ELLER's sixty-fifth (65) birthday, regardless of the Dependent's age, unless the Dependent has lost coverage earlier. It is explicitly understood and agreed that no benefits under the Employee Welfare Plan will be provided (including, without limitation, benefits under the portions of the Welfare Benefit Plan that provide benefits in the event of disability, life insurance coverage, and accidental death and dismemberment coverage) except as specifically provided herein.

Section 4. COBRA, etc. - It is understood that this Agreement does not waive or abrogate MR. ELLER's entitlement to health insurance benefits under COBRA or to vested retirement funds in UNIFI's retirement plan. Any retirement benefits to which MR. ELLER is entitled shall be governed by the terms of the retirement plan.

Section 5. Other Benefits - MR. ELLER agrees that no provision is granted for continued vacation pay, automobile allowance, education renewal, tuition reimbursement, or mobile telephone service after the Termination Date of his employment, as provided in Part A of this Agreement, and that he will return to UNIFI all company property, documents, notes, software, programs, data and any other materials (including any copies thereof) in his possession.

Section 6. Split Dollar Insurance - MR. ELLER shall have the option to buy the life insurance policy or policies on his life, currently owned or assigned by or to UNIFI on a Split Dollar Arrangement, from UNIFI or have the respective policy or policies continue in effect as follows:

(A) To purchase said policy or policies by paying the amount of the cash surrender value of the same; or

(B) The amount of the premiums UNIFI has previously paid on said policy or policies; or

(C) Have the policy or policies continue in effect under Section 9(b)(i) of the Executive Split Dollar Life Insurance Agreement between UNIFI and MR. ELLER, dated July 1, 1990, with UNIFI being obligated to continue paying the premiums on said policy or policies, provided MR. ELLER continues to make the required premium contributions until the Termination Date.

MR. ELLER must exercise one of the foregoing options by giving UNIFI written notice thereof at or any time before the Termination Date of his employment, as provided in Part A of this Agreement. In the event MR. ELLER elects either option (A) or option (B), he shall make payment to UNIFI within three (3) months after the termination of his employment, as provided in Part A of this Agreement.


Section 7. Taxes - MR. ELLER will be responsible for any federal, state or local taxes which may be owed by him by virtue of the receipt of any portion of the consideration herein provided.

Section 8. Consents of MR. ELLER - MR. ELLER agrees that:

(A) The only type of insurance that UNIFI is to provide him is medical and dental insurance, as provided in Section 2 of this Part B;

(B) He is not entitled to and waives his right to share in the contribution, if any, made to UNIFI's Profit Sharing Plan and Trust for the fiscal year in which his employment under Part A terminates. MR. ELLER hereby agrees to indemnify and hold harmless UNIFI, its directors, officers and employees, as well as UNIFI's Profit Sharing Plan and Trust, for any amounts that may be assessed against each and everyone of the foregoing for his not sharing in such contribution, if any, made to the Profit Sharing Plan for the fiscal year in which his employment under Part A terminates.

                             PART C.  MISCELLANEOUS

The provisions of this Part C are applicable during the continued employment of MR. ELLER under Part A and his retirement under Part B of this Agreement.

Section 1. Disclosure of Confidential Information - MR. ELLER agrees that:

(A) For a period of five (5) years from the date of this Agreement, he will not disclose or make available to any person or other entity any trade secrets, confidential information, as hereinafter defined, or "know-how" relating to UNIFI's, its affiliates' and subsidiaries', businesses without written authority from UNIFI's President or Board of Directors, unless he is compelled to disclose it by judicial process.

Confidential Information - shall mean all information about UNIFI, its affiliates or subsidiaries, or relating to any of their products or any phase of their operations, not generally known to their competitors or which is not public information, which MR. ELLER knows or acquired knowledge of during the term of his employment.

(B) Documents - under no circumstances shall MR. ELLER remove from UNIFI's offices any of UNIFI's books, records, documents, customer lists, or any copies of such documents without UNIFI's written consent, nor shall he make any copies of UNIFI's books, records, documents, or customer lists for use outside of UNIFI, except as specifically authorized in writing by the President or Board of Directors of UNIFI.

Section 2. Non-Compete - MR. ELLER agrees that he will not directly or indirectly, for a period of five (5) years from the date of this Agreement, own any interest in, other than ownership of less than two percent (2%) of any class of stock of a publicly held corporation, manage, operate, control, being employed by, render advisory services to, act as a consultant to, participate in, assessed or be connected with any competitor, as hereinafter defined, unless approved by the President of UNIFI.

Competitor - shall mean any company engaged in the business of developing, producing, or distributing a product similar to any product produced by UNIFI, its affiliates or subsidiaries, prior to the date of this Agreement.

Section 3. Right of First Refusal - MR. ELLER agrees to provide UNIFI with a written offer of First Right of Refusal of any product or technology developed by him for a company he owns, has an interest in, or is employed by during the five (5) year covenant not to compete period provided in Section 1 of this Part
C. UNIFI will, within fifteen (15) days after receipt of said offer, give MR. ELLER written notice of its acceptance or counteroffer thereof.

Section 4. Breach - MR. ELLER acknowledges that compliance with Sections 1, 2 and 3 of this Part C is necessary to protect UNIFI's businesses and goodwill; a breach of said paragraph will do irreparable and continual damage to UNIFI and an award of monetary damages would not be adequate to remedy such harm; therefore, in the event he breaches or threatens to breach this Agreement, UNIFI shall be entitled to both a preliminary and permanent injunction in order to prevent the continuation of such harm and monetary damages, in so far as they can be determined, including, without limitation, all reasonable costs and attorneys fees, incurred by UNIFI in enforcing the provisions of this Agreement. Provided, however, that MR. ELLER shall have thirty (30) days within which to cure any breach of the provisions of Sections 3 and 4 of this Part C. Nothing in this Agreement however, shall prohibit UNIFI from also pursuing any other remedies.

Section 5. Releases and Waivers of Each Party - The parties hereto agree as follows:

(A) MR. ELLER hereby fully and unconditionally releases and discharges all claims and causes of action which he or his heirs, personal representatives or assigns ever had, or now have, or hereafter may have (based on events transpiring on or before the Termination Date set forth in Part A hereof) against UNIFI, its subsidiaries and their respective officers, directors, employees, counsel and agents, in each case past or present, of whatsoever kind and nature, in law, equity or otherwise, arising out of or in any way connected with his employment, association or other involvement with UNIFI; and

(B) UNIFI hereby fully and unconditionally releases and discharges all claims and causes of action which it, its successors or assigns ever had, or now have, or hereafter may have (based on events transpiring on or before the Termination Date set forth in Part A hereof) against MR. ELLER, his heirs, personal representatives or assigns, in each case past or present, of whatsoever kind and nature, in law, equity or otherwise, arising out of or in any way connected with his employment, association or other involvement with UNIFI.


Section 6. Waiver of Rights - If, in one or more instances, either party fails to insist that the other party perform any of the terms of this Agreement, such failure shall not be construed as a waiver by such party of any past, present, or future right granted under this Agreement, and the obligations of both parties under this Agreement shall continue in full force and effect.

Section 7. Termination - This Agreement shall terminate and UNIFI shall have no further obligations or responsibility under this Agreement except as provided in this section, upon the occurrence of any of the following events:

(A) UNIFI and MR. ELLER mutually agree in writing to terminate this Agreement.

(B) The death of MR. ELLER, subject to the payment of any sums due MR. ELLER at the time of his death by UNIFI under Part A of this Agreement and the outstanding amount payable to MR. ELLER or his estate under Section 2 of Part B, and the payment of any sums due MR. ELLER's estate or other designated beneficiaries under any life, disability or other insurance programs or policies of UNIFI, covering MR. ELLER.

(C) UNIFI may terminate this Agreement immediately on MR. ELLER's breach of any provisions of the disclosure of confidential information, documents, and covenant not to compete, in Sections 1, 2 and 3 of this Part C.

Section 8. Survival - The obligations contained in Sections 1, 2, 3, and 4, of this Part C shall survive the termination of this Agreement. In addition, the termination of this Agreement shall not affect any of the rights or obligations of either party arising prior to, or at the time of, the termination of this Agreement, or which may arise by any event causing the termination of this Agreement.

Section 9. Notices - Any notice required or permitted to be given under this Agreement shall be sufficient, if in writing and if sent by registered or certified mail, postage prepaid, or telecopier to:

JERRY W. ELLER
2100 Maynard Road
Yadkinville, NC  27055

and to:

UNIFI, INC.
Attn: Willis C. Moore, III
7201 W. Friendly Avenue (27410)
P.O. Box 19109
Greensboro, NC  27419-9109
Fax: (910) 294-4751


Section 10. Assignment - The rights and obligations of UNIFI under this Agreement shall inure to the benefit of and be binding upon its successors and assigns; provided, however, that this Agreement is not assignable by UNIFI except as part of a merger, consolidation or sale of all or substantially all of UNIFI's assets as a going business to any other corporation or business organization. UNIFI agrees that it will not merge into, consolidate with, or sell all or substantially all of its assets to any other corporation or business organization unless such successor or purchaser specifically agrees to assume and be bound by all of the terms and conditions of this Agreement or arrangements are made between UNIFI and MR. ELLER to secure UNIFI's obligations under this Agreement.

This Agreement may not be assigned or otherwise transferred by MR. ELLER.

Section 11. Applicable Law - This Agreement shall be interpreted and construed under the laws of North Carolina.

Section 12. Entire Agreement - This instrument contains the entire agreement of the parties. It may not be changed or altered, except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

Section 13. Arbitration - In the event of any differences of opinion or disputes, between MR. ELLER and UNIFI, with respect to the construction or interpretation of this Agreement or the alleged breach thereof, which can not be settled amicably by agreement of the parties, such disputes shall be submitted to and determined by arbitration by a single arbitrator in the City of Greensboro, North Carolina, in accordance with the rules of the American Arbitration Association and judgment upon the award shall be final, binding and conclusive upon the parties and may be entered in the highest court, state or federal, having jurisdiction.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement under their respective hands and seals as of the day and year first above written.

JERRY W. ELLER         (SEAL)
JERRY W. ELLER

Witness:




UNIFI, INC.


BY:  WILLIS C. MOORE, III

Attest:


CLIFFORD FRAZIER, JR.
Clifford Frazier, Jr.
Secretary




                             UNIFI, INC. Exhibit "A"

                    1998 NON-QUALIFIED STOCK OPTION AGREEMENT


THIS OPTION AGREEMENT, effective the 31st day of January, 1999, by and between UNIFI, INC., a New York corporation (hereinafter called "Corporation"), and JERRY W. ELLER, a Director and Executive Officer of the Corporation (hereinafter called "Optionee").

The Board of Directors considers the Optionee to be eligible and it desirable that he be granted an option to acquire shares of common stock of the Corporation under the Unifi, Inc. 1996 Non-Qualified Stock Option Plan (the "Plan"), adopted by the Board of Directors on April 18, 1996, and ratified and approved by the Shareholders of the Corporation at their Annual Meeting held on October 24, 1996.

NOW, THEREFORE, in consideration of these premises, it is agreed as follows:

Section 1. Grant of Option. The Corporation hereby grants to Optionee the right, privilege, and option to purchase 111,145 shares of its common stock in the manner and subject to the conditions hereinafter set forth.

Section 2. Time of Exercise of Option. The Option granted under Section 1 of this Agreement shall be in increments, at a purchase price, vest, exercisable and expire as follows:

(A) 15,000 shares, at a purchase price of $24.667 per share, vest and are exercisable immediately upon execution of this Agreement, subject to the provisions of Section 5 hereof, and expire on October 27, 2002;

(B) 10,000 shares, at a purchase price of $24.375 per share, vest and are exercisable immediately upon execution of this Agreement, subject to the provisions of Section 5 hereof, and expire on October 21, 2003;

(C) 21,145 shares, at a purchase price of $23.875 per share, vest and are exercisable immediately upon execution of this Agreement, subject to the provisions of Section 5 hereof, and expire on September 22, 2004;

(D) 50,000 shares, at a purchase price of $25.25 per share, vest and are exercisable immediately upon execution of this Agreement, subject to the provisions of Section 5 hereof, and expire on April 18, 2005; and

(E) 15,000 shares, at a purchase price of $16.3125 per share, vest and are exercisable immediately upon the execution of this Agreement, subject to the provisions of Section 5 hereof, and expire on October 22, 2008.


Section 3. Method of Exercise. The Option shall be exercised by written notice directed to Mr. Willis C. Moore, III, Senior Vice President and Chief Financial Officer of the Corporation, or Mr. Robert A. Ward, or such other Officer as hereafter designated by the Board of Directors ("Designated Officer") at the Corporation's principal office in Greensboro, North Carolina, or at such other office as the Corporation may designate. Such notice shall (a) set forth the number of full shares which are being exercised, (b) be signed by the person exercising the Option, (c) be accompanied by a certified or other check acceptable to the Corporation made payable to the order of the Corporation for the full purchase price of such shares or by a certificate or certificates of Unifi, Inc. common stock, the fair market value of which on the New York Stock Exchange at the close of business on the date said notice is received by the Corporation, shall equal or exceed the Option price, said certificate or certificates being duly endorsed, and (d) be accompanied by a signed investment representation letter as provided in Section 8 hereof. Such exercise shall be effective only when said properly executed notice accompanied by check or stock certificates, as referred to above, are received by Mr. Moore, Mr. Ward, or such other Designated Officer as the Corporation may from time to time designate for such purpose. The certificate or certificates for the shares issued upon the exercise of an Option or part thereof and any shares delivered to the Corporation under subparagraph (c) of this Section 3, in excess of the Option price shall be issued or reissued, as the case may be, in the name of the person exercising the Option, and shall be delivered to such person. All shares issued as provided herein, will be fully paid and non-assessable.

Section 4. Withholding. Optionee, upon the exercise of an Option granted to him under this Agreement, shall pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such Optionee. Notwithstanding the foregoing, the Optionee may satisfy this obligation in whole or in part, and any other local, state or federal income tax obligations resulting from the exercise or the surrender of an Option, by electing to deliver to the Corporation shares owned by the Optionee at the time of the exercise or surrender, or to have the Corporation withhold shares from the shares to which the Optionee is entitled. The number of shares to be delivered or withheld shall have a fair market value as of the date the amount of tax to be withheld is determined, those being withheld being as nearly equal to (but not exceeding) the amount of such obligation being satisfied as possible.

Section 5. Termination of Option. Except as herein otherwise stated, the Option to the extent not heretofore exercised shall terminate upon the first to occur of the following dates:

(A) In the event of the death of the Optionee, the Administrator of the deceased Optionee's estate, the Executor under his Last Will and Testament, or the person or persons to whom the stock Option shall have been validly transferred by such Executor or Administrator pursuant to the Last Will and Testament or the Intestacy Succession Laws of North Carolina shall have the right within six (6) months of the date of the Optionee's death, but not beyond the expiration date of the Option, to exercise such Option to the extent exercisable by the Optionee at the date of his death, except that the Board of Directors may, in its discretion, accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the Optionee's death or Termination Date; and

(B) The expiration dates for the number of shares set forth in Sections 2(A),
(B), (C), (D) and (E) hereof.

Section 6. Reclassification, Consolidation, or Merger. If and to the extent that the number of issued shares of common stock of the Corporation shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to option and the Option price per share shall be proportionately adjusted.

If the Corporation is reorganized or consolidated or merged with another corporation, Optionee shall be entitled to receive options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the option immediately after the reorganization, consolidation, or merger over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the Option immediately before such reorganization, consolidation, or merger over the aggregate Option price of such shares, and the new option or assumption of the old Option shall not give Optionee additional benefits which he did not have under the old Option, or deprive him of benefits which he had under the old Option.

Section 7. Restrictive Legend. The certificates issued under this Option, upon exercise thereof by the Optionee, shall carry a restrictive legend as follows:

The shares evidenced by this certificate have not been registered under the Federal Securities Act of 1933 ("the '33 Act"), as amended, and may not be hypothecated, sold, transferred or otherwise disposed of in the absence of a registration under the '33 Act or an exemption from registration under applicable security laws, including Rule 144 under the '33 Act, or an opinion from counsel satisfactory to the Corporation prior to the proposed transaction that registration is not required under the '33 Act.

Section 8. Purchase For Investment. By accepting this Option, the Optionee agrees that any shares of common stock purchased upon the exercise of this Option shall be acquired for investment and not for distribution, and that each notice of the exercise of any portion of this Option shall be accompanied by the following representation in writing signed by him or such other person as may be exercising this Option under the provisions of paragraph (A) of Section 5 hereof:

I hereby warrant and represent that the shares being acquired by me pursuant hereto are being acquired by me with my own funds for investment for my own account and not with a view to offer for sale, or for sale in connection with the distribution or transfer thereof. I further warrant and represent that I am neither participating in or have a direct or indirect participation in the distribution or transfer of such shares, nor am I participating in or have a participation in the direct or indirect underwriting of any such distribution or transfer of the shares.

Section 9. Listing of Shares. Although the shares reserved for issue under the "Unifi, Inc. 1996 Non-Qualified Stock Option Plan", of which the Option shares are a part, have been registered with the Securities and Exchange Commission and listed on the New York Stock Exchange, the Optionee covenants, agrees, warrants and represents that PRIOR to any proposed sale, pledge, hypothecation, gift or transfer, for value or otherwise, of any or all of the shares or any interest therein of any shares received upon exercising this Option (transfer), he shall:


(A) give written notice to the Corporation expressing his desires to effect a transfer and describe in detail such proposed transfer;

(B) deliver to the Corporation such other information in relation to the proposed transfer as the Corporation may request.

The Corporation thereafter, if, in the opinion of the Designated Officer or the Corporation's counsel the transfer cannot be made without further registration under the Act and/or applicable State Securities Laws, shall promptly notify Optionee in writing, and the transfer shall not be made unless such registration is then in effect.

The Corporation reserves the right to file such further registration of the stock covered by the Plan as it deems necessary with the Securities and Exchange Commission and New York Stock Exchange, and in connection therewith, to make any changes to the provisions of this Agreement as necessary to affect such future action.

Section 10. Rights Prior to Exercise of the Option. This Option is nontransferable by the Optionee, except in the event of his death, as provided in paragraph (A) of Section 5, and during his lifetime is exercisable only by him. Optionee shall have no right as a Shareholder with respect to the Option shares until payment of the Option price, and delivery to him of such shares as herein provided.

Section 11. SEC Rules and Regulations. The Option granted to the Optionee, by the Board of Directors under this Agreement, is intended to meet the eligibility requirements of the Securities and Exchange Commission's ("SEC") proposed new Rule 16b-3 issued October 1995, entitled

"Transactions Between an Issuer and its Directors or Officers". Dependent upon future actions of the SEC, the Option may not be exempt under Rule 16b-3 and, therefore, may be subject to Rule 16b, the so-called "Short Swing Profit Rule", which provides for the disgorgement of any profits realized by the Optionee, as an insider, from the purchase and sale (or sale and purchase) of any of the Corporation's common stock within a six month period. The Corporation recommends that the Optionee consult with counsel, or Mr. Willis C. Moore, III, or Mr. Robert A. Ward of the Corporation, prior to exercising an Option.

Section 12. Binding Effect. All rights of the Optionee hereunder are subject to the terms and provisions of the Unifi, Inc. 1996 Non-Qualified Stock Option Plan, and to such interpretive rules and regulations relating to the Plan as may be prescribed from time to time by the Board of Directors of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed by its Officers, and the Optionee has hereunto set his hand and seal.

UNIFI, INC.



BY:  WILLIS C. MOORE, III


Attest:


C. CLIFFORD FRAZIER, JR.
Secretary


JERRY W. ELLER
Optionee

                            UNIFI, INC. Exhibit "B-1"

                    1996 NON-QUALIFIED STOCK OPTION AMENDMENT


THIS FIRST AMENDMENT, effective the 31st day of January, 1999, to the 1996 Non-Qualified Stock Option Agreement, effective April 18, 1996 ("Option Agreement") by and between UNIFI, INC., a New York corporation (hereinafter called "Corporation"), and JERRY W. ELLER, a Director and Executive Officer of the Corporation (hereinafter called "Optionee");

                            W I T N E S S E T H:

WHEREAS, the Optionee was granted an option under the 1996 Non-Qualified Stock Option Plan ("Plan"), as adopted by the shareholders of the Corporation, said option being granted in the Option Agreement effective April 18, 1996, which is being amended herein as follows: Section 4 of the Option Agreement effective April 18, 1996 shall be deleted and rewritten as follows:

Section 4. Termination of Option. Except as herein otherwise stated, the Option to the extent not heretofore exercised shall terminate upon the first to occur of the following dates:

(a) In the event of the death of the Optionee, the Administrator of the deceased Optionee's estate, the Executor under his Last Will and Testament, or the person or persons to whom the stock Option shall have been validly transferred by such Executor or Administrator pursuant to the Last Will and Testament or the Intestacy Succession Laws of North Carolina shall have the right within six (6) months of the date of the Optionee's death, but not beyond the expiration date of the Option, to exercise such Option to the extent exercisable by the Optionee at the date of his death, except that the Board of Directors may, in its discretion, accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the Optionee's death or Termination Date; and

(b) April 17, 2006, being the expiration of ten (10) years from the effective date of the option granted hereunder.



IN WITNESS WHEREOF, the Corporation has caused this First Amendment to be duly executed by its Officers, and the Optionee has hereunto set his hand and seal.

UNIFI, INC.


BY: WILLIS C. MOORE, III



Attest:


C. CLIFFORD FRAZIER, JR.
Secretary

JERRY W. ELLER      (SEAL)
Optionee




                            UNIFI, INC. Exhibit "B-2"

                    1996 NON-QUALIFIED STOCK OPTION AMENDMENT



THIS FIRST AMENDMENT, effective the 31st day of January, 1999, to the 1996 Non-Qualified Stock Option Agreement, effective April 17, 1997 ("Option Agreement") by and between UNIFI, INC., a New York corporation (hereinafter called "Corporation"), and JERRY W. ELLER, a Director and Executive Officer of the Corporation (hereinafter called "Optionee");

                              W I T N E S S E T H:


WHEREAS, the Optionee was granted an option under the 1996 Non-Qualified Stock Option Plan ("Plan"), as adopted by the shareholders of the Corporation, said option being granted in the Option Agreement effective April 17, 1997, which is being amended herein as follows; Section 5 of the Option Agreement effective April 17, 1997 shall be deleted and rewritten as follows:

Section 5. Termination of Option. Except as herein otherwise stated, the Option to the extent not heretofore exercised shall terminate upon the first to occur of the following dates:

(a) In the event of the death of the Optionee, the Administrator of the deceased Optionee's estate, the Executor under his Last Will and Testament, or the person or persons to whom the stock Option shall have been validly transferred by such Executor or Administrator pursuant to the Last Will and Testament or the Intestacy Succession Laws of North Carolina shall have the right within six (6) months of the date of the Optionee's death, but not beyond the expiration date of the Option, to exercise such Option to the extent exercisable by the Optionee at the date of his death, except that the Board of Directors may, in its discretion, accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the Optionee's death or Termination Date; and

(b) April 17, 2007, being the expiration of ten (10) years from the effective date of the option granted hereunder.




IN WITNESS WHEREOF, the Corporation has caused this First Amendment to be duly executed by its Officers, and the Optionee has hereunto set his hand and seal.

UNIFI, INC.

BY:  WILLIS C. MOORE, III


Attest:



C. CLIFFORD FRAZIER, JR.
Secretary


JERRY W. ELLER                      (SEAL)
Optionee